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                                                                    EXHIBIT 3.26


                                                                  EXECUTION COPY



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                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT


                                       OF


                          STONE MATERIALS COMPANY, LLC







                         DATED AS OF SEPTEMBER 30, 1999









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                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       of

                          STONE MATERIALS COMPANY, LLC


                     This Limited Liability Company Operating Agreement (the "Agreement"), dated as of September 30, 1999 is entered
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into solely by Better Minerals & Aggregates Company (the "Member").
                                                          ------

                    WHEREAS, a certificate of formation of Stone Materials Company, LLC (the "Company") has been filed by an authorized person with the
                   -------
Office of the Secretary of State of Delaware, causing the formation of a limited liability company in accordance with the Delaware Limited Liability Company Act (6 Del. C.(ss)18-101 et seq.) (hereinafter referred to as the "Act"), and the
                     -- ---                                    ---
Member intends by the execution hereof to become the sole Member thereof as of the date of such execution; and

                    WHEREAS, the Member desires to provide for the operation and management of the Company for the purposes stated herein;

                    NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the Member hereby agrees as follows:


                                    ARTICLE I

                            FORMATION OF THE COMPANY
                            ------------------------

                    Section 1.01 Formation. The Member acknowledges that the
                                 ---------
certificate of formation for the Company has been filed, with the Office of the Secretary of State of Delaware on September 24, 1999. The Member agrees to be bound by and comply with the provisions thereof and hereof.

                    Section 1.02 Registered Office. The registered office in the
                                 -----------------
State of Delaware shall be: 9 East Loockerman Street, Dover, DE 19901.

                    Section 1.03 Registered Agent. The registered agent of the
                                 ----------------
Company in the State of Delaware shall be National Registered Agents, Inc.

                    Section 1.04 Purpose and Character of Business. The general
                                 ---------------------------------
purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

                     Section 1.05 Duration.
                                  --------

                     The Company shall continue in existence until it is dissolved pursuant to Section 8.1.

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                    Section 1.06 Filings, Reports and Formalities. The Member
                                 --------------------------------
shall cause the Company to make all filings and to submit all reports required to be filed or submitted under the Act with respect to the Company, and shall cause the Company to make such filings or take such other actions required under the laws of any jurisdiction where the Company conducts business. Throughout the term of the Company, the Company shall comply with all requirements necessary to maintain the limited liability status of the Company and the limited liability of the Member under the laws of the State of Delaware and of each other jurisdiction in which the Company does business.


                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS
                              ---------------------


                    Section 2.01 Initial Capital Contribution. The Member will
                                 ----------------------------
make an initial Capital Contribution of $1,000, payable simultaneously with the execution hereof. The Member's acquisition of its Membership Units in the Company shall be effective upon the payment in full in cash of such initial Capital Contribution. "Membership Units" or "Units" means the Member's aggregate rights in the Company, including, without limitation, the Member's right to a share of the profits and losses of the Company, the Member's right to receive distributions from the Company and the right to vote and participate in the management of the Company. Membership Units shall be represented by a certificate.

                    Section 2.02 Article 8 Election. All Membership Units shall
                                 ------------------
be governed by and determined to be a security under Article 8 of the Uniform Commercial Code as adopted in the State of Delaware and in the State of New York.

                    Section 2.03 Return of Contributions. No interest shall
                                 -----------------------
accrue on any contributions to the capital of the Company. The Member shall not have the right to withdraw or to be repaid any Capital Contribution made by the Member except as otherwise provided herein or in the Act.

                    Section 2.04 Liability of Member. (a) The Member shall not
                                 -------------------
be personally liable for the debts, obligations or liabilities of the Company solely by reason of being the Member of the Company. Notwithstanding any provision herein to the contrary, in no event shall the liability of the Member for the debts, obligations or liabilities of the Company exceed the Member's Capital Contribution.

                    (b) The Member's Units in the Company shall be personal property for all purposes. All property owned by the Company shall be deemed to be owned by the Company as an entity and the Member shall not be deemed to own any such property or any portion thereof.

                    (c) The Company shall defend, indemnify and hold harmless the Member and its directors, officers, members, managers, employees and representatives and its successors, assigns and affiliates from and against any and all losses, claims, expenses or damages suffered or sustained by any of them (including, but not limited to, any judgment, award, settlement, reasonable

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attorney's fees and other costs or expenses incurred in connection with the investigation and defense or prosecution of any actual or threatened action, proceeding or claim) (1) related to, or arising out of, any claim that the Member is liable for any debt, obligation or liability of the Company or is directly or indirectly required to make any payments in respect thereof or in connection therewith, and (2) by reason of any act, omission, or alleged act or omission, arising out of the Member's activities or alleged activities on behalf of the Company or in furtherance of the interests of the Company; provided,
                                                                  --------
however, that this Section 2.04(c) shall be of no force or effect if the act,
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omission, or alleged act or omission upon which such actual or threatened action, proceeding or claim is based was performed or omitted as a result of willful misconduct or a knowing and material breach of this Agreement by the Member.

                    (d) The Company shall pay in advance any legal or other expenses incurred in investigating or defending against any loss, claim, expense or damage that may be subject to indemnification under Section 2.04(c) hereof, upon receipt of an undertaking from the person on whose behalf such expenses are paid to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The Company may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, expenses or damages subject to indemnification under Section 2.04(c) hereof.


                                   ARTICLE III

                            MANAGEMENT OF THE COMPANY
                            -------------------------

                    Section 3.01 Management by the Member. The Member,
                                 ------------------------
exclusively in its capacity as such, shall manage the business of the Company.

                    Section 3.02 The Member Has No Exclusive Duty to the
                                 ---------------------------------------
Company. This Agreement shall not prohibit the Member from having other business
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interests and engaging in other activities in addition to those relating to the
Company. The Company shall not have any right, by virtue of this Agreement, to share or participate in such other activities of the Member or to the income or proceeds derived therefrom. The Member shall not incur any liability to the Company as a result of engaging in any other business or venture.


                                   ARTICLE IV

                                  TAX TREATMENT
                                  -------------

                    Section 4.01 Tax Treatment. The Member intends that, for tax
                                 -------------
purposes, the Company will be treated as a disregarded entity and not as a partnership.


                                    ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS
                          -----------------------------

                    Section 5.01 Allocation of Profits and Losses.
                                 --------------------------------

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                    For each fiscal year (or portion thereof), all items of
income, gain, loss and deduction of the Company shall be allocated to the Member.

                    Section 5.02 Distributions of Cash Flow. Except as provided
                                 --------------------------
in Section 8.02 hereof, cash flow, the availability of which shall be determined by the Member, shall be distributed to the Member, at such times and in such amounts as the Member shall determine.

                    Section 5.03 Net Proceeds Upon Liquidation. Upon the
                                 -----------------------------
liquidation of the Company, after payment of, or adequate provision for, the debts and obligations of the Company, the remaining assets of the Company shall be distributed to the Member.


                                   ARTICLE VI

                      INSPECTION, RECORDS, CONFIDENTIALITY
                      ------------------------------------

                    Section 6.01 Access to Properties. The Member, and each of
                                 --------------------
its duly authorized employees and representatives, at the Member's own risk and expense, and subject to the provisions of any third party management agreement, shall at all reasonable times have access to all Company assets, activities, operations and records.

                    Section 6.02 Books of Account. Books of account shall at all
                                 ----------------
times be open to inspection, audit and copying by the Member or its duly authorized representative.

                    Section 6.03 Confidentiality. All such records and accounts
                                 ---------------
including reports shall be treated as confidential and the Member shall take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure thereof to any unauthorized Person, firm or corporation for a period ending two (2) years following the termination of the Company.


                                   ARTICLE VII

                                    TRANSFER
                                    --------

                    Section 7.01 Transfer. The Member may sell, transfer,
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pledge, make a gift of, or otherwise dispose of or assign all of its Membership
Units in the Company. Upon a sale, transfer, pledge, gift, disposal or assignment, the transferee thereof shall become a Member of the Company; provided that, if the Membership Units are pledged, or otherwise assigned as a
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security interest, the transferee shall become a Member of the Company only the manner event and to the extent expressly provided in the agreement effecting such pledge or assignment or by operation of law.


                                  ARTICLE VIII

                    DISSOLUTION, LIQUIDATION AND TERMINATION
                    ----------------------------------------

                    Section 8.01 Events of Dissolution. The Company shall be
                                 ---------------------
dissolved, and its affairs shall be wound up, upon the first to occur of the following:

                    (a) the date that the Member consents to its dissolution;

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                    (b) the sale, exchange, involuntary conversion, or other
disposition or transfer of all or substantially all of the assets of the Company;

                    (c) the dissolution, bankruptcy or withdrawal of the Member; and

                    (d) the entry of a decree of judicial dissolution under the Act.

                    Section 8.02 Procedures Upon Dissolution. Upon dissolution
                                 ---------------------------
of the Company, the Member shall wind up the affairs of the Company, sell its assets to the extent necessary to pay its liabilities, and after payment of all liabilities of the Company (including liabilities to the Member or Affiliate of the Member, if it is a creditor), shall distribute the remaining assets of the Company in accordance with Sections 5.02 and 5.03 hereof. Any distribution made pursuant to this Section 8.02 shall be made within a reasonable time period.

                    Section 8.03 Termination. Upon the dissolution and the
                                 -----------
completion of winding up of the Company, the Member shall file a certificate of cancellation with the Office of the Secretary of State of the State of Delaware in accordance with the Act.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

                    Section 9.01 Partial Invalidity.  In case any one or more
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of the covenants, agreements, or provisions hereof shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, or provisions hereof shall be in no way affected, prejudiced, or disturbed thereby.

                    Section 9.02 Notices. All notices or other communications
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required or permitted to be given hereunder shall be in writing, shall be given by mail, return receipt requested, postage prepaid, prepaid telegram with confirmation of delivery obtained, nationally recognized overnight delivery service, telecopy with evidence of transmission, or personally delivered with confirmation of delivery obtained, to the address of such Person as set forth in the records of the Company.

                    Section 9.03 Amendment. This Agreement may be modified or
                                 ---------
amended at any time only upon the consent of the Member, which shall be evidenced by the Member executing a writing effecting such amendment.

                    Section 9.04 No Waiver. The failure of the Member to insist
                                 ---------
upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

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                    Section 9.05 Binding Effect; Assignment. This Agreement
                                 --------------------------
shall be binding upon and inure to the benefit of the Company and the Member and the Member's permitted transferees.

                    Section 9.06 Choice of Law. The rights and duties of the
                                 -------------
Member and the Company under this Agreement shall be governed by the law of the State of Delaware.

                    Section 9.07 Entire Agreement.
                                 ----------------

                    This Agreement constitutes the entire agreement with respect to the subject matter contained herein and supersedes all other prior understandings or agreements, both written and oral, with respect to the matters contained herein.


                     IN WITNESS WHEREOF, the Member has executed this Agreement with effect on the date set forth in the first paragraph hereof.

                                        MEMBER:



                                        BETTER MINERALS & AGGREGATES COMPANY


                                        By:   /s/ John A. Ulizio
                                           -------------------------------------
                                           Name:
                                           Title:

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